Exhibit 5

                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 Park Avenue
                            New York, New York 10022


                                                     December 14, 1995






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      ALPINE LACE BRANDS, INC. -
                           REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is made in reference to the Registration Statement on Form S-8 dated December 13, 1995 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Alpine Lace Brands, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to 135,500 common shares (the "Shares"), par value $.01 per share of the Company (the "Common Stock"), representing the sum of shares of Common Stock that may be acquired pursuant to options to purchase shares granted to certain consultants of Alpine Lace.

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, agreements between the Company and certain consultants (the "Stock Options") and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Stock Options, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                    ------------------------------------------
                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP